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                                                                   Exhibit 10.61

                       SECOND AMENDMENT TO DEED OF LEASE
                       ---------------------------------


     THIS SECOND AMENDMENT TO DEED OF LEASE ("Second Amendment") made and entered into this 1st day of March, 2000, by and between AMES CENTER, L.C., a Virginia limited liability company, hereinafter called "Lessor", and CAIS, INC., a Virginia corporation. hereinafter called "Lessee."


                             W I T N E S S E T H :

     WHEREAS, on the 10th day of August, 1999, the Lessor and Lessee entered into a Deed of Lease ("Lease") for the lease of the fourth floor and fifth floor ("Fourth Floor Demised Premises and Fifth Floor Demised Premises") in the building located at 1820 N. Fort Myer Drive, Arlington, Virginia (the "Building"); and

     WHEREAS, on the 18/th/ day of November, 1999, the Lessor and the Lessee entered into an Amendment to Deed of Lease ("Amendment") for the lease of the seventh floor ("Seventh Floor Demised Premises") in the Building; and

     WHEREAS, the Lessor desires to lease to the Lessee and the Lessee desires to lease from the Lessor Suite No. 802 on the eighth floor ("Eighth Floor Demised Premises") in the Building upon the terms and conditions hereinafter set forth; and

     WHEREAS, the parties are desirous of making certain modifications to the Lease as hereinafter set forth;

     NOW, THEREFORE, FURTHER WITNESSETH, that for and in consideration of the rents, mutual covenants and agreements hereinafter set forth, the parties hereto agree that the Lease be and the same is hereby amended as follows:

     1.   Section 1, DEMISED PREMISES.  After the date hereof, this Section is
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modified to provide that the Demised Premises shall consist of Suite No. 400 on the Fourth Floor Demised Premises, Suite No. 500 on the Fifth Floor Demised Premises, Suite No. 700 on the Seventh Floor Demised Premises, and Suite No. 802 on the Eighth Floor Demised Premises. The Demised Premises shall contain approximately 50,501 square feet (approximately 14,116 square feet per floor for each of the Fourth, Fifth, and Seventh Floor Demised Premises and 8,153 square feet on the Eighth Floor Demised Premises) as outlined on the floor plan attached hereto and made a part hereof as Exhibit A is determined in accordance with GWCAR standard method of measurement (revised June 1995).
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     2.   Section 2, TERM.  The Term for the Eighth Floor Demised Premises shall
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commence on the 1st day of March 2000 (hereinafter called the "Eighth Floor
Commencement Date") and shall expire on the 31st day of December 2005 (the "Eighth Floor Term").

          In the event Lessor is unable to deliver possession of the Eighth Floor Demised Premises to Lessee by the Eighth Floor Commencement Date, with all of the Lessor's Work therein substantially completed due to causes beyond the control of the Lessor, Lessor, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities arising in connection therewith or by reasons thereof, nor shall Lessee be excused or released from this Lease, because of Lessor's inability to deliver the Eighth Floor Demised Premises.

     3.   Section 4, RENT.
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          a.   Irrespective of any provision of this Amendment or the Lease,
Lessee's obligation to pay rent for the Eighth Floor Demised Premises shall begin on March 1, 2000, and shall continue to remain an obligation of Lessee until completely satisfied for the duration of the Eighth Floor Term.

          b. During the Eighth Floor Term, the Monthly Rent for the Eighth Floor Demised Premises shall be Seventeen Thousand Three Hundred Twenty-five and 13/100 Dollars ($17,325.13) per month and shall commence on the Eighth Floor Commencement Date. During the Eighth Floor Term, the total Monthly Rent for the Fourth, Fifth, Seventh and Eighth Floor Demised Premises shall be One Hundred Seven Thousand Three Hundred Fourteen and 63/100 Dollars ($107,314.63) per month.

          c. Commencing on January 1, 2001, and each twelve (12) months during the Eighth Floor Term and Extended Term, if applicable, the Monthly Rent for the Eighth Floor Demised Premises shall be increased by a sum equal to three percent (3%) of the Monthly Rental during the preceding twelve (12) month lease period.

          d. Lessee shall pay the first installment of Monthly Rent for the Eighth Floor Demised Premises concurrent with the execution of this Lease.

     4.   Section 5, SECURITY DEPOSIT.  Upon the execution of this Second
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Amendment, Lessee shall deposit with Lessor cash or by appropriate letter of credit, as set forth in Section 5 of the Lease, the amount of Seventeen Thousand Three Hundred Twenty-five and 13/100 ($17,325.13) (the "Eighth Floor Deposit"). The parties agree that the Eighth Floor Deposit hereunder is in addition to the Security Deposit for the Fourth Floor Demised Premises and the Fifth Floor Demised Premises and the Security Deposit for the Seventh Floor Demised Premises. All other provisions of Section 5 of the Lease shall be applicable to the Eighth Floor Deposit. In the event the Eighth Floor Term shall terminate, Landlord shall

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return to Tenant the Eighth Floor Deposit shall be immediately returned to
Tenant, less any portion thereof applied by Landlord on account of an uncured Event of Default under the Lease.

     5.   Section 7, RENTAL ESCALATIONS FOR INCREASE IN EXPENSES.
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          d.   Add the following to the second paragraph thereof: "From and after the Eighth Floor Commencement Date, and at all times during the Eighth Floor Term, the Lessee's share of the increase shall be 32.03% of the total increase, which share shall be increased if the Demised Premises shall be
increased during the Term or any renewal hereof.   Upon expiration of the Eighth
Floor Term, Lessee's share shall be reduced to 26.175%."

     6.   Section 11, REAL ESTATE AND OTHER TAXES OR ASSESSMENTS.
                      ------------------------------------------

          c.   Amend the second paragraph by adding the following at the end:
"Lessee's share, as aforesaid, shall be 32.03% of the total increase from and after the Eighth Floor Commencement Date for the duration of the Eighth Floor Term. Upon expiration of the Eighth Floor Term, Lessee's share shall be reduced to 26.175%."

          Amend the third paragraph by inserting the following after the word "refund" in the second sentence thereof: "which percentage shall increase to 32.03% from and after the Eighth Floor Commencement Date for the duration of the Eighth Floor Term. Upon expiration of the Eighth Floor Term, Lessee's share shall be reduced to 26.175%."

     7. The provisions contained within Section 65 of the Lease pertaining to the provision by Lessor of the Lessor's Allowance, the Lessor's Additional Allowance and the Base Building Environment shall fully apply to the Eighth Floor Demised Premises. All remaining provisions of the Lease which apply to the Fourth Floor Demised Premises, the Fifth Floor Demised Premises and the Seventh Floor Demised Premises shall be fully applicable to the Eighth Floor Demised Premises, except to the extent such provisions are inconsistent with the terms of this Amendment, in which event the terms of this Second Amendment shall prevail.

     8. Subject to the presently existing expansion rights of The Art Institute of Washington (the "Existing Tenant"), Lessee shall have the right to extend the Eighth Floor Term for two (2) additional terms, the first such extended term commencing January 1, 2006 and continuing until February 28, 2010, and the remaining such extended term commencing March 1, 2010 and continuing until February 28, 2015. Lessor shall give Lessee written notice of the exercise or failure to exercise of the Existing Tenant of its preferential expansion rights for the Eighth Floor Demised Premises within ten (10) business days following Lessor's receipt thereof, but in no event later than January 10, 2005. In the event the Existing Tenant

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shall fail to exercise its preferential expansion rights, Lessee shall be entitled to exercise the first such extension term for the Eighth Floor by its written notice to Lessor sent no later than twenty (20) days after Lessor has given Lessee written notice as above set forth of the failure of the Existing Tenant to exercise its preferential expansion rights for the Eighth Floor Demised Premises. Lessee shall be entitled to exercise the second such extended term for the Eighth Floor concurrent with its exercise of its rights to the Extended Term under Article 2 of the Lease.

     In the event Lessee shall exercise either of such extension terms for the Eighth Floor, such extension terms shall be deemed to be included within the Eighth Floor Term for all purposes of this Amendment.

     Monthly rent and passthroughs of Real Estate Taxes and Operating Expense increases for the Eighth Floor Demised Premises for the first such extended term (i.e. the period 1/1/06-2/28/10) shall continue to be computed in accordance
with the provisions of Paragraphs 3, 5 and 6 above.   Monthly rent for the
Eighth Floor Demised Premises for the first Lease Year of the second such extended term shall be the greater of 103% of the fully escalated Monthly Rent for delivery as of February 28, 2010 for the Eight Floor Demised Premises or ninety-five percent (95%) of the estimated prevailing Fair Market Rent for delivery as of February 28, 2010 for the Eighth Floor Demised Premises, as determined by the method set forth in Article 2 of the Lease. The "Base Year" for purposes of calculating Lessee's pro rata share of increases in operating expenses and Base Real Estate Taxes for purposes of calculating Lessee's pro rata share of increases in Real Estate Taxes with respect to the Eighth Floor Demised Premises shall be revised during the second extended term to reflect those operating expenses and Real Estate Taxes paid or incurred during the first Lease Year of the second extended term.

     9. Except as expressly set forth in this Second Amendment, all other terms, conditions and provisions of the Lease and the Amendment to the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Second Amendment to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.

                         LESSOR:

                         AMES CENTER, L.C.,
                         a Virginia Limited Liability Company

                         By:  SNELL CONSTRUCTION CORPORATION,
                                 Sole Acting Managing Member

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                         By: /s/ Lynda J. Vicker-Louis       (SEAL)
                             --------------------------------
                             Its:  President
                                 ----------------------------


                         LESSEE:

                         CAIS, INC.



                         By:  /s/ William M. Caldwell IV    (SEAL)
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                          Its:  President
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